SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549
                      _________________


                          FORM 8-K


                       CURRENT REPORT
           PURSUANT TO SECTION 13 OR 15(d) OF THE
               SECURITIES EXCHANGE ACT OF 1934


 Date of Report (Date of earliest event reported):  October
                          24, 1997.


                ATLANTIC COAST AIRLINES, INC.
   (Exact name of registrant as specified in its charter)


      DELAWARE                0-21976              13-3621051
   (State or Other       (Commission File       (I.R.S. Employer
   Jurisdiction of            Number)          Identification No.)
   Incorporation)




                       515-A Shaw Road
                      Dulles, VA  20166
          (Address of Principal Executive Offices)

                       (703) 925-6000
    (Registrant's telephone number, including area code)







Item 4.   Changes in Registrant's Certifying Accountant


     Effective October 24, 1997, the Registrant dismissed BDO
Seidman LLP and engaged KPMG Peat Marwick LLP as its certifying accountant.

     BDO Seidman's reports on the Registrant's financial statements for the past two years did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     The Audit Committee of the Registrant's Board of Directors recommended, and the Registrant's Board of Directors approved, the decision to change accountants.

     During the Registrant's two most recent fiscal years and all subsequent interim periods preceding BDO Seidman's dismissal and KPMG Peat Marwick's engagement, (1) there were no disagreements between the Registrant and BDO Seidman on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure; (2) there were no "reportable events" as defined in Item 304(a)(1)(v) of Regulation S-K; and (3) neither the Registrant (nor anyone on its behalf) consulted KPMG Peat Marwick regarding any of the matters specified in Items 304(a)(2)(i) or (ii) of Regulation S-K.

     The Registrant has provided to BDO Seidman, and BDO Seidman has received, a copy of the disclosures set forth in this Current Report made in response to Item 304(a) of Regulation S-K. The Registrant has requested BDO Seidman to furnish it with a letter addressed to the Commission (the "BDO Letter") stating whether it agrees with the statements made in response to Regulation S-K
Item 304(a) and, if not, stating the respects in which it does not agree. The BDO Letter is filed herewith as Exhibit 16.1.



                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated:  October 29, 1997

                              ATLANTIC COAST AIRLINES, INC.

                              By:  /s/  Paul H. Tate
                              Name: Paul H. Tate
                              Title:    Executive Vice President,
                              Chief Financial     Officer,
                              Treasurer and Assistant Secretary



                          EXHIBIT INDEX

                                                Sequentially
    Exhibit No.             Document            Numbered Page

        16.1          Letter of BDO
                      Seidman LLP, dated
                      October 28, 1997,
                      regarding change in
                      certifying
                      accountant.